Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-11255) of United Technologies Corporation of our report dated June 28, 2000 relating to the financial statements of the Carrier Corporation Represented Employee Savings Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Hartford, Connecticut
June 28, 2001